                                                                    Exhibit 99

                       BOSTON RESTAURANT ASSOCIATES, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                           ADOPTED ON DECEMBER 8, 2000


A        PURPOSE

The primary purpose of the Audit Committee (the "Committee") of the Board of Directors of Boston Restaurant Associates, Inc. (the "Company") is to provide independent, objective oversight of the financial reporting process, the accounting functions and internal controls of the Company and its subsidiaries. The Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Committee's function is one of oversight and review, and it is not expected to audit the Company, to define the scope of the audit, or to define the standards to be used in preparation of the Company's financial statements.

B        FUNCTIONS

The Committee shall perform the following functions:

         1. RECOMMENDATION OF INDEPENDENT AUDITORS. The Committee shall make a recommendation to the Board of Directors of an accounting firm to serve as the Company's independent auditors each year.

         2. OVERSIGHT OF INDEPENDENT AUDITORS. The independent auditors shall be accountable to the Board of Directors as representatives of the Company's stockholders. The Board of Directors shall evaluate the independent auditors on an annual basis and, where appropriate, recommend a change in the independent auditors. The Committee shall require that the independent auditors deliver to the Committee a formal written statement delineating all relationships between the auditors and the Company, as required by Independence Standards Board Standard No. 1. On an annual basis, the Committee also shall actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Based upon that dialogue, the Committee may take, or recommend that the Board take, appropriate action to oversee the independent auditor's independence.

         3. PLAN OF AUDIT. Prior to commencement of each annual audit, the Committee shall review with the independent auditors the plan and scope of their audit and the fees for audit services. Upon completion of the audit, the Committee shall review with the independent auditors their report, the results of the audit, and any recommendations they may have for improving or changing the audit and the control environment, as well as management's letter in response thereto. At appropriate times during the process, the Committee will engage in discussions with the auditors as required under Statements of Auditing Standards Nos. 61 and 89.

         4. CHANGES IN ACCOUNTING PRINCIPLES OR METHODS. The Committee shall review with the independent auditors any significant changes in or proposed changes in accounting principles or methods or financial statement presentation which may effect the Company, and shall review with management recommended changes in the Company's methods of accounting or financial statement presentation.

         5. INTERNAL ACCOUNTING CONTROLS. The Committee shall consult with the independent auditors regarding the adequacy of the Company's internal accounting controls. Where appropriate, consultation with the independent auditors regarding internal controls shall be conducted out of management's presence.

         6. INTERNAL CONTROL SYSTEMS. The Committee shall review with management the Company's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns.

         7. FINANCIAL DISCLOSURE DOCUMENTS.

         (a) The Committee shall review and discuss with management and the independent auditors the Company's audited financial statements prior to their publication. This review shall include the matters required to be discussed by Statement of Auditing Standards No. 61, the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and issue of the independent auditor's independence. The review shall also include any significant problems and material disputes between management and the independent auditors and a discussion with the independent auditors, out of management's presence, of the quality of the Company's accounting principles as applied in its financial reporting, the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure and reviewed by the independent auditors.

         (b) Following the satisfactory completion of the year-end review and discussions, the Committee shall recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC").

         (c) The Committee shall require that the Company's interim financial statements be reviewed by the Company's independent auditors using professional standards and procedures for conducting such reviews as established by generally accepted auditing standards, as modified or supplemented by the SEC from time to time, prior to filing such statements with the SEC.

         8. OVERSIGHT OF EXECUTIVE OFFICERS AND DIRECTORS AND CONFLICTS OF INTEREST. The Committee shall review any significant conflicts of interest involving directors or executive officers.

         9. CHARTER AMENDMENTS. The Committee shall review this Charter annually to assess its adequacy and propose any appropriate amendments to the Board of Directors.

         10. OTHER FUNCTIONS. The Committee will perform such other functions as are delegated to it from time to time by the Board of Directors or as are required to be performed by it by law or by the Company's Certificate of Incorporation or Bylaws as from time to time in effect.

C  COMPOSITION AND INDEPENDENCE

         1. COMPOSITION. From the date of adoption of this Charter until June 14, 2001, the Committee shall consist of not less than two independent members appointed by the Board of Directors. Commencing June 15, 2001, the Committee shall consist of not less than three independent members appointed by the Board of Directors. In any case, the number of members appointed to serve on the Committee shall be at least equal to the number of members required by the rules and regulations of the SEC and any market or exchange on which the Company's securities are traded or quoted. The Board of Directors shall select one member of the Committee to serve as the Chairman.

         2. QUALIFICATIONS. Each member of the Committee shall be a person who qualifies for membership under the then-current requirements of each market or exchange on which the Company's securities are traded or quoted. (Currently, these requirements include the requirement that members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and that at least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.) No member of the Committee shall be employed or otherwise affiliated with the Company's independent auditors.

         3. CONFLICTS OF INTEREST. In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

D  PROCEDURES

         1. PROCEDURES COVERED BY BY-LAWS. The procedures established in the Company's bylaws for the conduct of business of committees of the Board of Directors shall apply to the Committee.

         2. PROCEDURES NOT COVERED BY BY-LAWS. In the absence of any provision in the By-laws, then the following procedures shall apply:

         (a) A majority of the members of the Committee shall constitute a quorum for any meeting.

         (b) At any meeting in which a quorum is present, the affirmative vote of a majority of all members of the Committee shall be necessary to take any action.

         (c) Meetings may be called by the Chairman of the Committee or the Chairman of the Board of Directors upon not less than 48 hours notice by telephone, facsimile transmission, or electronic mail.

         (d) Any meeting of the Committee may be held by conference telephone or similar communication equipment, as long as all members of the Committee participating in the meeting can hear one another, and all members participating by such means shall be deemed to be present in person at the meeting.

         (e) The Committee will keep minutes of its meetings and will make such minutes available to the full Board of Directors for its review.

E  REPORTS

         1. REPORTS TO BOARD. The Committee will report to the Board of Directors from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board of Directors, the Committee will provide such background and supporting information as may be necessary for the Board of Directors to make an informed decision.

         2. REPORTS TO STOCKHOLDERS. In accordance with Item 306 of Regulation S-K, the Committee shall annually report to the stockholders in the Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.